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                                                                      EXHIBIT 99


MBT FINANCIAL CORP.
                                                                            NEWS
                                                                         RELEASE

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FOR IMMEDIATE RELEASE                                       CONTACT:
Thursday, April 18, 2002                                    Eugene D. Greutman
                                                            Treasurer
                                                            (734) 242-2893


             MBT FINANCIAL CORP. ANNOUNCES NEW INDEPENDENT AUDITORS

      Monroe, Michigan. MBT Financial Corp. announced today that its Board of Directors has selected Plante & Moran, LLP as MBT's new independent auditing firm for 2002, replacing Arthur Andersen, LLP. Andersen had been MBT's auditor since 1968. The decision was made after careful consideration by the Board of Directors and its Audit Committee.

      Ronald D. LaBeau, President of MBT commented "The partners and employees of Arthur Andersen who have worked with us over the years have always demonstrated the utmost professionalism. We appreciate their past efforts. However, we have to do whatever we believe is best for our shareholders and our company. Therefore, we have decided to engage Plante & Moran as our auditing firm. Plante & Moran is a highly respected firm with considerable expertise in the community banking segment of the financial services industry."

      MBT Financial Corp. is a $1.4 billion asset bank holding company, whose subsidiary, Monroe Bank & Trust, provides commercial banking services, personal and private banking services, personal fiduciary, asset management and other trust services with 22 full-service banking offices in Southern Michigan. For more information, visit www.mbandt.com.